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                                                                    EXHIBIT 23.4


                 CONSENT OF A PERSON ABOUT TO BECOME A DIRECTOR

     In accordance with Regulation C, Rule 438, promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director in the Registration Statement and related Prospectus of Sagent Technology, Inc. for the registration of the shares of its Common Stock.


/s/ KLAUS S. LUFT                                   Dated: March 8, 1999
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Klaus S. Luft